Exhibit 3.2

EIGHTH AMENDED AND RESTATED

BYLAWS

OF

AutoWeb, Inc.
(the “Corporation”)

Adopted as of

These Eighth Amended and Restated Bylaws (as amended, the “Bylaws”) of the Corporation, are effective as of August 31, 2022, and hereby amend and restate the previous bylaws of the Corporation, where are hereby deleted and replaced with the following:

ARTICLE I
OFFICES

The registered office of the Corporation shall be the registered office named in the Amended and Restated Certificate of Incorporation of the Corporation (as amended, the “Certificate of Incorporation”), or such other office as may be designated from time to time by the board of directors of the Corporation (the “Board of Directors” or the “Board”) in the manner provided by law. Should the Corporation maintain a principal office or place of business within the State of Delaware, such registered office need not be identical to such principal office or place of business of the Corporation. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
STOCKHOLDERS

Section 2.1    Time and Place of Meetings. All meetings of stockholders for the election of directors or for any other purpose shall be held on such date, and at such time and place, either within or without the State of Delaware, as shall be designated by the Board of Directors. In the absence of any such designation by the Board of Directors, each such meeting shall be held at the principal office of the Corporation.

Section 2.2    Annual Meetings. An annual meeting of stockholders shall be held for the purpose of electing directors and transacting such other business as may properly be brought before the meeting.

Section 2.3    Special Meetings. Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by law, may be called by the Chairman of the Board of Directors, if any, or by the President, and shall be called by the Secretary at the direction of the Board of Directors. The business transacted at a special meeting of stockholders shall be limited to the purpose or purposes for which such meeting is called, except as otherwise determined by the Board of Directors.

Section 2.4    Notice of Meetings. Notice of each meeting of stockholders stating the date, time, and place of the meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice of any special meeting of stockholders shall state the purpose or purposes for which the meeting is called.

Section 2.5    List of Stockholders Entitled to Vote. The Corporation shall prepare, at least ten (10) days before every meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting), a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order for each class of stock, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, then the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

Section 2.6    Quorum; Adjournment. Except as otherwise provided by law or the Certificate of Incorporation, the holders of a majority of the stock issued and outstanding and entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of stockholders for the transaction of business. If a quorum is present when a meeting is convened, the subsequent withdrawal of stockholders, even though less than a quorum remains, shall not affect the ability of the remaining stockholders lawfully to transact business. If a quorum is not present or represented when a meeting is convened, the holders of the stock present in person or represented by proxy at the meeting and entitled to vote at such meeting shall have the power, by the affirmative vote of the holders of a majority of such stock, to adjourn the meeting to another date, time, and place, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting, at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting in accordance with Section 2.4.

Section 2.7    Organization. The Chairman of the Board of Directors, if any, shall act as chairman at all meetings of stockholders. If a Chairman of the Board of Directors is not elected or, if elected, is not present, then the President shall act as chairman.

Section 2.8    Voting. At each meeting of stockholders, each stockholder entitled to vote at such meeting shall be entitled to one vote for each share of stock held by such stockholder that has voting power on the matter in question on the record date for the meeting. When a quorum is present or represented at any meeting, the vote of the holders of stock having a majority of the voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.9    Action by Written Consent of Stockholders Without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at a meeting of stockholders, or any action which may be taken at a meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing (including an electronic transmission made in accordance with Section 228 of the Delaware General Corporation Law (“DGCL”)), setting forth the action so taken, is (a) signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (b) delivered to the corporation in accordance with Section 228 of DGCL. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 2.10    Methods of Giving Notice to Stockholders.

(a)    Without limiting the manner in which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws may be given in writing directed to the stockholder’s mailing address or by electronic transmission directed to the stockholder’s electronic mail address, in each case, as it appears on the records of the Corporation.

(b)    Notice shall be given (i) if mailed, when deposited in the United States mail, (ii) if delivered by courier service, the earlier of when the notice is received or left at the stockholder’s address, or (iii) if given by electronic mail, when directed to the stockholder’s electronic mail address (unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the DGCL to be given by electronic transmission).

(c)    A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation. A notice by electronic mail will include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files or information.

(d)    Any notice to stockholders under any provision of the DGCL, the Certificate of Incorporation or these Bylaws provided by electronic transmission (other than any such notice given by electronic mail) may only be given in a form consented to by such stockholder, and any such notice by electronic transmission shall be deemed to be given as provided by the DGCL.

(e)    Notice may not be given by an electronic transmission (including electronic mail) from and after the time that (i) the Corporation is unable to deliver by such electronic transmission two consecutive notices and (ii) such inability becomes known to the person responsible for the giving of notice; provided, however, that the inadvertent failure to discover such inability shall not invalidate any meeting or other action.

ARTICLE III
DIRECTORS

Section 3.1    General Powers. The business and affairs of the Corporation shall be managed and controlled by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not, by law, the Certificate of Incorporation, or these Bylaws, directed or required to be exercised or done by the stockholders.

Section 3.2    Number, Qualification, and Tenure. The Board of Directors shall consist of one (1) or more directors, with the actual number of directors determined from time to time by resolution of the Board of Directors. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 3.3, and each director elected shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal. Directors need not be stockholders.

Section 3.3    Vacancies. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, even if less than a quorum, and each director so chosen shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal. If there are no directors in office, then an election of directors may be held in the manner provided by law.

Section 3.4    Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

Section 3.5    Regular Meetings. The Board of Directors shall hold a regular meeting, to be known as the annual meeting, immediately following each annual meeting of stockholders. Other regular meetings of the Board of Directors shall be held on such date, and at such time and place, as shall from time to time be determined by the Board of Directors. No notice of regular meetings need be given.

Section 3.6    Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, if any, or by the President, and shall be called by the Secretary on the written request of any director. Notice of any special meeting of the Board of Directors shall be deemed delivered when (i) communicated orally in person or by telephone; (ii) deposited with the United States mail or overnight delivery service addressed to such director at such director’s address as it appears on the records of the Corporation, with postage and fees thereon prepaid; or (iii) sent by facsimile, electronic mail or other means of electronic transmission. Notice of any special meeting of the Board of Directors shall be delivered to each director at least twenty-four (24) hours before the date and time of the meeting, and in the case of notice sent by United States mail, deposited with the United States mail at least three (3) days before the date and time of the special meeting. The notice of any special meeting of the Board need not state the purpose or purposes for which the meeting is called.

Section 3.7    Quorum and Voting. Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, at all meetings of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors, the directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 3.8    Organization. The Chairman of the Board of Directors, if any, shall act as chairman at all meetings of the Board of Directors. If a Chairman of the Board of Directors is not elected or, if elected, is not present, the President (if a member of the Board) or, in the absence of the President or if the President is not a member of the Board, a Vice-Chairman (who is also a member of the Board and, if more than one, in the order designated by the Board of Directors or, in the absence of such designation, then in the order of their election), if any, or if no such Vice-Chairman is present, a director chosen by a majority of the directors present, shall act as chairman.

Section 3.9    Committees. The Board of Directors may designate one or more committees, each such committee to consist of one or more directors. Except as otherwise provided by law or the Certificate of Incorporation, any such committee shall have and may exercise such powers as the Board of Directors may determine and specify in the resolution designating such committee. The Board of Directors also may designate one or more additional directors as alternate members of any such committee to replace any absent or disqualified member at any meeting of the committee, and at any time may change the membership of any committee or amend or rescind the resolution designating the committee. In the absence or disqualification of a member or alternate member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member, provided that the director so appointed meets any qualifications stated in the resolution designating the committee. Each committee shall keep a record of proceedings and report the same to the Board of Directors to such extent and in such form as the Board of Directors may require. Unless otherwise provided in the resolution designating a committee, a majority of all of the members of any such committee may select its chairman, fix its rules or procedure, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

Section 3.10    Action by Written Consent of Directors Without a Meeting. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board or the committee thereof in the same paper or electronic form as the minutes are maintained.

Section 3.11    Attendance by Telephone. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.12    Compensation. The Board of Directors shall have the authority to fix the compensation of directors, which may include their expenses, if any, of attendance at each meeting of the Board of Directors.

ARTICLE IV
OFFICERS

Section 4.1    Generally. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President, a Treasurer, and a Secretary. The Board of Directors may also elect a Chairman of the Board from among its members. In addition, the Board may elect one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers and agents as it shall deem appropriate. Any number of offices may be held by the same person.

Section 4.2    Term of Office. The officers of the Corporation shall be elected at the annual meeting of the Board of Directors and shall hold office until their successors are elected and qualified or until their earlier death, resignation, or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any officer may resign at any time by giving written notice to the Corporation. Any vacancy occurring in any office of the Corporation required by this ARTICLE IV shall be filled by the Board of Directors, and any vacancy in any other office may be filled by the Board of Directors.

Section 4.3    President. The President shall be the chief executive officer of the Corporation and shall in general supervise and control the business and affairs of the Corporation, subject to the direction of the Board of Directors. The President shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

Section 4.4    Vice President. Any Vice President shall act under the direction of the President and in the absence or disability of the President shall perform the duties and exercise the powers of the President. The Vice President shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe. If there is more than one Vice President, the duties and powers of the President shall descend to the Vice Presidents in the order determined by the Board of Directors (or, if there is no such determination, then in the order of their election).

Section 4.5    Secretary. The Secretary shall keep a record of all proceedings of the stockholders of the Corporation and of the Board of Directors, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice, if any, of all meetings of the stockholders and shall perform such other duties as may be prescribed by the Board of Directors or the President. The Secretary shall have custody of the corporate seal of the Corporation, if any, and the Secretary, or in the absence of the Secretary any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the signature of the Secretary or an Assistant Secretary.

Section 4.6    Assistant Secretary. The Assistant Secretary or, if there is more than one, the Assistant Secretaries in the order determined by the Board of Directors (or, if there is no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the President, or the Secretary.

Section 4.7    Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform such other duties as may from time to time be prescribed by the Board of Directors or the President.

Section 4.8    Assistant Treasurer. The Assistant Treasurer or, if there is more than one, the Assistant Treasurers in the order determined by the Board of Directors (or, if there is no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors, the President, or the Treasurer.

Section 4.9    Other Officers. Any officer who is elected or appointed from time to time by the Board of Directors and whose duties are not specified in these Bylaws shall perform such duties and have such powers as may be prescribed from time to time by the Board of Directors or the President.

ARTICLE V
CERTIFICATES OF STOCK

Section 5.1    Form. The shares of the Corporation shall be represented by certificates; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares that may be evidenced by a book-entry system. Certificates of stock in the Corporation, if any, shall be signed by or in the name of the Corporation by any two authorized officers of the Corporation. Where a certificate is countersigned by a transfer agent, other than the Corporation or an employee of the Corporation, or by a registrar, the signatures of the authorized officers of the Corporation may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of its issue.

Section 5.2    Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation to the person entitled thereto, cancel the old certificate, and record the transaction on its books.

Section 5.3    Replacement. In case of the loss, destruction, or theft of a certificate for stock of the Corporation, a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation may be issued upon satisfactory proof of such loss, destruction, or theft and upon such terms as the Board of Directors may prescribe. The Board of Directors may in its discretion require the owner of the lost, destroyed, or stolen certificate, or his or her legal representative, to give the Corporation a bond, in such sum and in such form and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it with respect to such certificate or the issuance of such new certificate.

ARTICLE VI
INDEMNIFICATION

Section 6.1    Generally.

(a)    Third Party Actions. The Corporation shall, to the maximum extent and in the manner permitted by the DGCL as the same now exists or may hereafter be amended, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)    Actions by or in the Right of the Corporation. The Corporation shall, to the maximum extent and in the manner permitted by the DGCL as the same now exists or may hereafter be amended, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or as a member of any committee or similar body, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

(c)    Successful Defense. To the extent that any present or former director or officer has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in paragraphs (a) and (b) above, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 6.2    Determination of Conduct. Any indemnification under Section 6.1 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b) of Section 6.1. Such determination shall be made, with respect to a person who is a director or officer at the time of determination, (a) by a majority vote of the directors who are not parties to such action, suit, or proceeding, even though less than a quorum, (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders.

Section 6.3    Advancement of Expenses. Expenses (including attorneys’ fees) incurred by a present or former director or officer of the Corporation in defending any civil, criminal, administrative, or investigative action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this ARTICLE VI. Such expenses (including attorneys’ fees) incurred by other employees and agents of the Corporation may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 6.4    Non-Exclusivity of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this ARTICLE VI shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any law, agreement, provision of the Certificate of Incorporation, vote of stockholders or disinterested directors, or otherwise.

Section 6.5    Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this ARTICLE VI.

Section 6.6    Certain Terms. For purposes of this ARTICLE VI:

(a)    references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under this ARTICLE VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued;

(b)    references to “other enterprises” shall include employee benefit plans;

(c)    references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan;

(d)    references to “serving at the request of the Corporation” shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and

(e)    a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a matter “not opposed to the best interests of the Corporation” as referred to in this ARTICLE VI.

Section 6.7    Continuation of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this ARTICLE VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 6.8    Severability. If any part of this ARTICLE VI shall be found, in any action, suit or proceeding or appeal therefrom or in any other circumstances or as to any particular officer, director, employee or agent to be unenforceable, ineffective or invalid for any reason, the enforceability, effect and validity of the remaining parts or of such parts in other circumstances shall not be affected, except as otherwise required by applicable law.

Section 6.9    Amendments. The foregoing provisions of this ARTICLE VI shall be deemed to constitute a contract between the Corporation and each of the persons entitled to indemnification and/or advancement of expenses hereunder, for as long as such provisions remain in effect. Any amendment to the foregoing provisions of this ARTICLE VI which limits or otherwise adversely affects the scope of indemnification, advancement of expenses or other rights of any such persons hereunder shall, as to such persons, apply only to claims arising, or causes of action based on actions or events occurring, after such amendment and delivery of notice of such amendment is given to the person or persons so affected. Until notice of such amendment is given to the person or persons whose rights hereunder are adversely affected, such amendment shall have no effect on such rights of such persons hereunder. Any person entitled to indemnification and/or advancement of expenses under the foregoing provisions of this ARTICLE VI shall, as to any act or omission occurring prior to the date of receipt of such notice, be entitled to indemnification and/or advancement of expenses to the same extent as had such provisions continued as Bylaws of the Corporation without such amendment.

ARTICLE VII
GENERAL PROVISIONS

Section 7.1    Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 7.2    Corporate Seal. The corporate seal of the Corporation, if any, shall be in such form as may be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 7.3    Waiver of Notice. Whenever any notice is required to be given under law or the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice or a waiver by electronic transmission by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business because such meeting is not lawfully called or convened.

ARTICLE VIII
AMENDMENTS

These Bylaws may be altered, amended, or repealed, or new Bylaws may be adopted, by majority vote of the whole Board of Directors. The fact that the power to amend, alter, repeal, or adopt these Bylaws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers.